EXHIBIT 99.1

ChoiceOne Financial Reports Third Quarter 2022 Results

Sparta, Michigan - October 26, 2022 - ChoiceOne Financial Services, Inc. ("ChoiceOne", NASDAQ:COFS), the parent company for ChoiceOne Bank, reported financial results for the quarter ended September 30, 2022.

Financial Highlights

● ChoiceOne reported net income of $5,813,000 and $16,956,000 for the three and nine months ended September 30, 2022, compared to $5,749,000 and $17,029,000 for the same periods in 2021.

● Diluted earnings per share were $0.77 and $2.26 in the three and nine months ended September 30, 2022, compared to $0.75 and $2.20 per share in the same periods in the prior year.

● Core loans, which exclude Paycheck Protection Program (“PPP”) loans, held for sale loans, and loans to other financial institutions, grew organically by $52.8 million or 19.6% on an annualized basis during the third quarter of 2022 and $205.2 million or 22.1% since the end of the third quarter in 2021.

● ChoiceOne continues to grow deposits, which grew $18.2 million or 3.4% on an annualized basis in the third quarter of 2022 and $144.5 million or 7.2% since the end of the third quarter in 2021.  Deposit expense has increased $786,000 for the first nine months of 2022 as compared to the same period in 2021.

● ChoiceOne plans for a fourth quarter 2022 opening of its Oakland County, Michigan loan production office.  It is intended that this location will host both commercial and mortgage lenders.

● ChoiceOne will be launching an enhanced treasury services online platform for business clients in 2023.  This new platform includes enhanced reporting, security, and payment capabilities.

"ChoiceOne continues to see strong organic core loan growth, as core loans grew organically by $52.8 million or 19.6% on an annualized basis during the third quarter of 2022 and $205.2 million or 22.1% since the end of the third quarter in 2021,” said Kelly Potes, Chief Executive Officer.  "We have funded this increase in core loans using on balance sheet liquidity, deployed excess funds into higher earning assets, and increased earnings from our core business.  Our investment in customer relationships is our greatest asset in this uncertain economic environment."

Total assets as of September 30, 2022, increased $3.3 million as compared to June 30, 2022, and increased $86.3 million compared to September 30, 2021.  Deposits in the third quarter 2022 showed modest growth of 3.4%, which is attributed to organic growth of new relationships and some seasonal fluctuations in our municipal clients.  Despite the rapidly rising rate environment resulting from the federal funds rate increases, deposit costs have only increased 12 basis points since the third quarter of 2021, as ChoiceOne is actively managing these costs and intends to continue to lag the expected additional increases in the federal funds rate.  Total interest expense for the nine months ended September 30, 2022, has increased $1.6 million as compared to the same period in 2021 primarily due to the issuance of $32.5 million in subordinated debt that was completed in the third quarter of 2021.  In addition to a focus on managing interest rate expense, ChoiceOne's derivative strategy implemented during the second quarter of 2022, better positions the bank should rates continue to rise.  The net impact on equity of the derivative strategy as of September 30, 2022 was $4.8 million net of tax.

Core loans grew organically by $52.8 million during the third quarter of 2022, driven by commercial loan growth of $33.8 million and retail home loan growth of $19.0 million. The majority of growth in retail home loans are five-year adjustable-rate mortgage loans targeting high quality borrowers in our market area.  This loan product has helped ChoiceOne stay competitive in a challenging mortgage market.  Loans to other financial institutions, which is a warehouse line of credit, declined to $70,000, and management chose to suspend the program at the end of the third quarter. ChoiceOne has ample on balance sheet liquidity to fund future loan growth, including $183.1 million of cash flow from securities over the next two years.  During the three months ended September 30, 2022, the remaining $1.8 million of PPP loans were forgiven resulting in $68,000 of fee income.  All PPP loans were fully forgiven, and the associated fee income has been recognized at September 30, 2022.  Interest income increased $6.6 million in the nine months ended September 30, 2022, compared to the same period in the prior year.  The increase was driven by a $4.8 million increase in securities interest income as the average balance of securities at September 30, 2022 has increased $306.1 million from September 30, 2021.  $1.8 million of the increase in interest income is from loan interest income and was primarily a result of higher loan balances and $1.7 million of accretion income from acquired loans partially offset by a decrease in PPP fee income.

ChoiceOne had $100,000 of provision for loan losses expense for the nine months ended September 30, 2022.  Management has seen declining deferrals and very few past due loans; however, the additional provision was deemed necessary due to consistent loan growth.  On September 30, 2022, the allowance for loan losses represented 0.66% of total loans.  The remaining credit mark on acquired loans from the mergers with County Bank Corp. and Community Shores Bank Corporation totaled $1.8 million as of September 30, 2022.  If the credit mark associated with the loans acquired in the mergers were added to the allowance for loan losses, the allowance for loan losses would have represented 0.82% of total loans excluding loans held for sale on September 30, 2022.

Shareholders’ equity totaled $156.7 million as of September 30, 2022, down from $225.1 million as of September 30, 2021, primarily due to an increase in the after-tax net unrealized loss on securities available for sale resulting from higher market interest rates. ChoiceOne Bank remains “well-capitalized” with a total risk-based capital ratio of 12.8% as of September 30, 2022, compared to 13.4% at September 30, 2021.  No shares of common stock were repurchased during the third quarter of 2022; however, ChoiceOne may strategically repurchase shares of common stock in the future depending on market and other conditions.

Total noninterest income declined $4.7 million in the first nine months of 2022 compared to the first nine months of 2021.  Total noninterest income in 2021 was bolstered by heightened levels of refinancing activity within ChoiceOne's mortgage portfolio, with gains on sales of loans $3.6 million larger than in the first nine months of 2022.  Customer service charges increased $691,000 in the first nine months of 2022 compared to the first nine months of 2021 as prior year service charges were depressed by the effects of the COVID-19 pandemic.  The market value of equity securities declined $1.5 million during the first nine months of 2022 compared to the first nine months of 2021 consistent with general market conditions.  Equity investments include local community bank stocks and Community Reinvestment Act bond mutual funds.  During the first nine months of 2022, ChoiceOne has liquidated a total of $47.2 million in securities resulting in an $805,000 realized loss, in order to redeploy the funds into higher yielding loans and reduce the risk of extension on certain fixed income securities which include a call option.

Total noninterest expense increased $1.1 million in the first nine months of 2022 compared to the first nine months of 2021.  The increase is related to an increase in salaries and wages due to annual wage increases and the addition of new commercial loan production and wealth management staff.  This investment in people will increase expenses in the short term but is expected to drive long term value to ChoiceOne through the building of new relationships.  Other expenses have also increased in the first nine months of 2022 compared to the same period in the prior year due to an increase to our FDIC insurance related expenses, business travel expenses which were still being affected by the pandemic last year, and other expenses.  ChoiceOne continues to monitor expenses and looks to improve our efficiency through automation and use of digital tools.

Potes further commented, “We are looking forward to offering enhanced treasury capabilities with our upgraded platform in 2023 and the upcoming opening of our Oakland County loan production office.  I believe that continuing to invest in our technology and people is the right way to maintain sustainable growth as we continue to build quality customer relationships.”

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 35 offices in parts of Kent, Lapeer, Macomb, Muskegon, Newaygo, Ottawa, and St. Clair counties. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. For more information, please visit Investor Relations at ChoiceOne’s website at choiceone.com.

Forward-Looking Statements

This release may contain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "may," "could," "look forward," "continue", "future", "will" and variations of such words and similar expressions are intended to identify such forward looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne Financial Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.

For Further Information:

Adom Greenland

Senior Vice President & CFO

(616) 887 - 2334

IR@ChoiceOne.com

Condensed Balance Sheets
(Unaudited)

(In thousands)	9/30/2022	6/30/2022	9/30/2021
Cash and Cash Equivalents	$51,494	$40,296	$59,780
Securities Available for Sale	546,627	582,987	1,044,538
Securities Held to Maturity	428,205	429,675	-
Loans Held For Sale	8,848	10,628	7,505
Loans to Other Financial Institutions	70	37,422	38,728
Loans, Net of Allowance For Loan Losses	1,124,944	1,073,973	980,602
Premises and Equipment	28,947	29,122	30,014
Cash Surrender Value of Life Insurance Policies	44,033	43,774	33,322
Goodwill	59,946	59,946	59,946
Core Deposit Intangible	3,062	3,358	4,264
Other Assets	67,353	49,024	18,481

Total Assets	$2,363,529	$2,360,205	$2,277,180

Noninterest-bearing Deposits	$599,360	$578,927	$543,165
Interest-bearing Deposits	1,557,294	1,559,577	1,468,985
Borrowings	-	7,000	-
Subordinated Debt	35,201	35,140	34,956
Other Liabilities	15,017	13,101	5,019

Total Liabilities	2,206,872	2,193,745	2,052,125

Common stock and paid-in capital, no par value; shares authorized: 12,000,000; shares outstanding: 7,510,036 at September 30, 2022, 7,503,072 at June 30, 2022, and 7,591,221 at September 30, 2021.	171,975	171,804	173,888
Retained earnings	63,664	59,728	49,198
Accumulated other comprehensive income (loss), net	(78,982)	(65,072)	1,969
Shareholders' Equity	156,657	166,460	225,055

Total Liabilities and Shareholders’ Equity	$2,363,529	$2,360,205	$2,277,180

Condensed Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
(In Thousands, Except Per Share Data)	9/30/2022	9/30/2021	9/30/2022	9/30/2021
Interest Income
Loans, including fees	$13,611	$12,408	$38,432	$36,655
Securities and other	5,674	4,318	15,993	11,145
Total Interest Income	19,285	16,726	54,425	47,800

Interest Expense
Deposits	1,563	837	3,342	2,556
Borrowings	384	189	1,135	348
Total Interest Expense	1,947	1,026	4,477	2,904

Net Interest Income	17,338	15,700	49,948	44,896
Provision for Loan Losses	100	-	100	416

Net Interest Income After Provision for Loan Losses	17,238	15,700	49,848	44,480

Noninterest Income
Customer service charges	2,458	2,255	7,000	6,309
Insurance and investment commissions	158	153	596	624
Gains on sales of loans	432	1,798	2,123	5,715
Gains (losses) on sales of securities	(378)	-	(805)	3
Gains on sales of other assets	-	-	172	-
Trust income	174	187	528	612
Earnings on life insurance policies	259	194	793	570
Change in market value of equity securities	(323)	(28)	(1,006)	461
Other income	267	159	922	756
Total Noninterest Income	3,047	4,718	10,323	15,050

Noninterest Expense
Salaries and benefits	7,668	7,552	22,811	21,719
Occupancy and equipment	1,545	1,538	4,688	4,591
Data processing	1,734	1,471	5,056	4,573
Professional fees	559	754	1,628	2,426
Core deposit intangible amortization	297	346	901	1,005
Other expenses	1,613	1,845	5,179	4,849
Total Noninterest Expense	13,416	13,506	40,263	39,163

Income Before Income Tax	6,869	6,912	19,908	20,367
Income Tax Expense	1,056	1,163	2,952	3,337

Net Income	$5,813	$5,749	$16,956	$17,029

Basic Earnings Per Share	$0.77	$0.75	$2.26	$2.20
Diluted Earnings Per Share	$0.77	$0.75	$2.26	$2.20

Other Selected Financial Highlights

(Unaudited)

	Quarterly
Earnings	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.
(in thousands except per share data)
Net interest income	$17,338	$16,289	$16,321	$15,745	$15,700
Provision for loan losses	100	-	-	-	-
Noninterest income	3,047	3,430	3,845	4,144	4,718
Noninterest expense	13,416	13,157	13,690	13,758	13,506
Net income before federal income tax expense	6,869	6,562	6,476	6,131	6,912
Income tax expense	1,056	947	948	1,119	1,163
Net income	5,813	5,615	5,528	5,012	5,749
Basic earnings per share	0.77	0.75	0.74	0.67	0.75
Diluted earnings per share	0.77	0.75	0.74	0.66	0.75

End of period balances	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.
(in thousands)
Gross loans	$1,141,319	$1,129,439	$1,040,856	$1,068,832	$1,034,590
Loans held for sale (1)	8,848	10,628	13,450	9,351	7,505
Loans to other financial institutions (2)	70	37,422	-	42,632	38,728
PPP loans (3)	-	1,758	8,476	33,129	61,192
Core loans (gross loans excluding 1, 2, and 3 above)	1,132,401	1,079,631	1,018,930	983,720	927,165
Allowance for loan losses	7,457	7,416	7,601	7,688	7,755
Securities available for sale	546,627	582,987	657,887	1,116,264	1,044,538
Securities held to maturity	428,205	429,675	429,918	-	-
Other interest-earning assets	21,744	9,532	62,945	9,751	30,383
Total earning assets (before allowance)	2,137,895	2,151,633	2,191,606	2,194,847	2,109,511
Total assets	2,363,529	2,360,205	2,376,778	2,366,682	2,277,180
Noninterest-bearing deposits	599,360	578,927	565,657	560,931	543,165
Interest-bearing deposits	1,557,294	1,559,577	1,579,944	1,491,363	1,468,985
Total deposits	2,156,654	2,138,504	2,145,601	2,052,294	2,012,150
Total subordinated debt	35,201	35,140	35,078	35,017	34,956
Total borrowed funds	-	7,000	-	50,000	-
Total interest-bearing liabilities	1,592,495	1,601,717	1,615,022	1,576,380	1,503,941
Shareholders' equity	156,657	166,460	191,118	221,669	225,055

Average Balances	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.
(in thousands)
Loans	$1,128,679	$1,076,934	$1,037,646	$1,019,966	$1,021,326
Securities	1,079,584	1,098,419	1,130,681	1,079,616	922,653
Other interest-earning assets	45,210	40,728	36,460	29,999	106,831
Total earning assets (before allowance)	2,253,473	2,216,081	2,204,787	2,129,581	2,050,810
Total assets	2,389,550	2,361,479	2,375,864	2,298,579	2,234,228
Noninterest-bearing deposits	593,793	578,943	553,267	556,214	545,251
Interest-bearing deposits	1,576,240	1,555,721	1,548,685	1,472,022	1,441,831
Total deposits	2,170,033	2,134,664	2,101,952	2,028,236	1,987,082
Total subordinated debt	35,168	35,095	35,342	35,674	9,154
Total borrowed funds	2,414	5,765	10,239	8,010	2,667
Total interest-bearing liabilities	1,613,822	1,596,581	1,594,266	1,515,706	1,453,652
Shareholders' equity	164,758	177,085	206,280	221,076	229,369

Performance Ratios	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.

Return on average assets	0.97%	0.95%	0.93%	0.87%	1.03%
Return on average equity	14.11%	12.68%	10.72%	9.07%	10.03%
Return on average tangible common equity	21.96%	18.87%	14.85%	12.16%	13.28%
Net interest margin (fully tax-equivalent)	3.15%	3.02%	3.04%	3.04%	3.06%
Efficiency ratio	61.06%	61.43%	64.37%	66.15%	63.16%
Cost of funds	0.35%	0.25%	0.21%	0.21%	0.21%
Cost of deposits	0.29%	0.19%	0.15%	0.15%	0.17%
Full-time equivalent employees	383	380	376	374	358

Capital Ratios ChoiceOne Financial Services Inc.	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.

Total capital (to risk weighted assets)	13.7%	13.8%	14.6%	14.4%	15.4%
Common equity Tier 1 capital (to risk weighted assets)	10.9%	11.0%	11.5%	11.3%	12.0%
Tier 1 capital (to risk weighted assets)	11.2%	11.3%	11.9%	11.6%	12.3%
Tier 1 capital (to average assets)	7.6%	7.5%	7.3%	7.4%	7.5%

Capital Ratios ChoiceOne Bank	2022 3rd Qtr.	2022 2nd Qtr.	2022 1st Qtr.	2021 4th Qtr.	2021 3rd Qtr.

Total capital (to risk weighted assets)	12.8%	12.7%	13.3%	12.9%	13.4%
Common equity Tier 1 capital (to risk weighted assets)	12.3%	12.2%	12.8%	12.3%	12.8%
Tier 1 capital (to risk weighted assets)	12.3%	12.2%	12.8%	12.3%	12.8%
Tier 1 capital (to average assets)	8.3%	8.1%	7.9%	7.8%	7.8%